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                              AMENDMENT NUMBER 1 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


     Pursuant to Section 10 of the Transfer Agency and Service Agreement by and among Hartford HLS Series Fund II, Inc., Hartford Investors Services Company LLC and HL Investment Advisors, LLC dated May 1, 2002, (the "Agreement"), Hartford HLS Series Fund II, Inc. has established a new class of shares of the Hartford SmallCap Value HLS Fund which are designated as Class IB. The Class IB Shares of the Hartford SmallCap Value Fund are hereby included as additional Class. All provisions in the Agreement shall also apply to the Class IB Shares of the Hartford SmallCap Value HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the _____ day of ____________, 2003.


                                  HARTFORD SERIES FUND, INC.
                                  on behalf of:
                                  Hartford SmallCap Value HLS Fund



                                  By:
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                                  HARTFORD INVESTOR SERVICES  COMPANY




                                  By:
                                     -------------------------------------------




                                  HL INVESTMENT ADVISERS, LLC




                                  By:
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